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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the inclusion of our report dated January 13, 2005 (except for the Note 8, as to which the date is February 10, 2005 and Note 2 for which the date is July 20, 2005) on our audits of the financial statements of Synova Healthcare, Inc. as of December 31, 2004 and 2003 and for the periods then ended in this Amendment No. 4 to the Registration Statement on Form SB-2. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Cogen Sklar LLP


Bala Cynwyd, Pennsylvania
August 10, 2005